Exhibit 10.30

THIS AGREEMENT made the 19th day of May, 2006

B E T W E E N:

KANATA RESEARCH PARK CORPORATION

(Hereinafter called the “Landlord”)

OF THE FIRST PART

AND:

VERICHIP CORPORATION (formerly INSTANTEL INC.)

(Hereinafter called the “Tenant”)

OF THE SECOND PART

SECOND AMENDMENT TO LEASE

WHEREAS pursuant to a written lease dated July 6, 1998 (the “Lease”), the Landlord leased to Instantel Inc. all those premises consisting of Fifteen Thousand (15,000) useable square feet, subsequently certified as Fourteen Thousand Eight Hundred and Ten point Seven (14,810.7) certified useable square feet [Sixteen Thousand, Four Hundred and Sixty-Nine point Five (16,469.5) certified rentable square feet] of space on the first (1st) floor (the “Leased Premises”) of the building known municipally as 309 Legget Drive (the “Building”) in the City of Ottawa;

AND WHEREAS pursuant to an Amendment to Lease dated October 28, 2003, Instantel Inc. renewed the Term of the Lease for a period of five years commencing June 1, 2004 and ending on May 31, 2009;

AND WHEREAS pursuant to a Certificate of Amalgamation dated January 1, 2006 issued under the Business Corporations Act for the Province of British Columbia, Instantel Inc. amalgamated with VeriChip Solutions Inc. and VeriChip Systems Inc. to form VeriChip Systems Inc., AND FURTHER WHEREAS pursuant to a Certificate of Change of Name dated February 10, 2006, VeriChip Systems Inc. changed its name to VeriChip Corporation, the Tenant;

AND WHEREAS the Tenant wishes to lease additional space from the Landlord and the Landlord is in agreement therewith;

NOW THEREFORE in consideration of the rents, covenants and conditions set out in this Agreement, the Landlord and Tenant agree as follows:

1.

The Tenant hereby agrees to lease from the Landlord additional space comprising approximately Four Thousand Eight Hundred Twelve (4,812) useable [Five Thousand Three Hundred Fifty point Ninety Four (5,350.94) rentable] square feet of space on the second (2nd) floor in the Building (the “Additional Leased Premises”) commencing August 1st, 2006 and ending on

May 31, 2009, unless otherwise specified herein. The parties acknowledge that the foregoing calculation of the area of the Additional Leased Premises has been estimated only and that the actual area of the Additional Leased Premises and the Building shall be subject to certification by the Landlord. The Additional Leased Premises are more particularly outlined on the floor plan attached as Schedule “B1”.

2.	The Lease shall be amended effective August 1st, 2006 as follows:

a)	Paragraph 1.00 shall be amended by adding after the words “(herein called the Leased Premises)” the words and numbers “and Four Thousand Eight Hundred Twelve (4,812) useable [Five Thousand Three Hundred Fifty point Ninety Four (5,350.94) rentable] square feet of space on the second floor (“Additional Leased Premises”).

b)	Paragraph 1.00 shall also be amended by adding prior to the last sentence of the paragraph the following: “The Additional Leased Premises are more particularly outlined on the floor plan annexed hereto and marked as Schedule “B1”.”

c)	Paragraph 1.00 shall also be amended by adding in the last sentence both times after the words “Leased Premises” the words “and Additional Leased Premises”.

d)	Paragraph 1.00 shall also be amended by adding to the end of the paragraph the following sentence: “Unless otherwise specified herein, all references to Leased Premises in the Lease shall include the Additional Leased Premises”.

e)	Paragraph 1.01 (c) shall be deleted and the following paragraph 1.01 (c) added in substitution:

“ “Tenant’s Proportionate Share” means Thirty-Four point Seventy Two percent (34.72%) provided the said percentage may be varied based on the actual area of the Leased Premises and the Building as certified by the Landlord.”

f)	Paragraph 3.00 shall be amended by adding the following table:

Term	Rental Rate Per Sq. Ft./An. for Additional Leased Premises	Total Per Annum
August 1/06 – May 31/09	$11.00	$58,860.34

g)	The attached Schedule “B1” shall be added to the Lease.

3.

The Landlord shall, at its sole cost and expense, construct on behalf of the Tenant and install on a turnkey basis to building standards up to a maximum value equal to Five Dollars ($5.00) per rentable square foot of Additional

Leased Premises with the Tenant paying the overrun, if any, those leasehold improvements agreed upon by both Landlord and Tenant as chosen from the Landlord’s samples (the “Work”). The turnkey cost shall include the Landlord’s administrative costs that relate to the Work, which shall not exceed Ten Percent (10%) of the total cost of the Work. The Tenant shall be required to provide to the Landlord a complete set of approved construction drawings, budget and specifications for the Additional Leased Premises six (6) weeks prior to commencement of the Term (this period is subject to the Landlord receiving a building permit from the City of Ottawa within the first four (4) weeks), failing which rent shall still commence on the commencement date of the Term. The Tenant shall deliver to the Landlord, within sixty days of the completion of any Leasehold Improvements, a complete “as built” set of plans for the Additional Leased Premises, in print and in the electronic format the Landlord designates.

The Landlord shall demise the premises and install two new entrances to the Leased Premises at its cost.

4.	The Additional Leased Premises shall be used only for office purposes.

SAVE AND EXCEPT as set out herein all other terms and conditions of the Lease shall remain unchanged and shall apply during the Renewal Term.

ALL CAPITALIZED terms used herein shall have the same meaning as in the Lease.

IN WITNESS WHEREOF the parties hereto have affixed their corporate seals duly attested to by the hands of their authorized signing officers.

SIGNED, SEALED AND DELIVERED

In the Presence of:

KANATA RESEARCH PARK CORPORATION

Per:	/S/ MARTIN A. VANDEWOUW
	Name:	Martin A. Vandewouw
	Title:	President
I have the authority to bind the corporation.

VERICHIP CORPORATION

Per:	/S/ DANIEL A. GUNTHER
	Name:	Daniel A. Gunther
	Title:	President
I have the authority to bind the corporation.

SCHEDULE “B1”

FLOOR PLAN OF ADDITIONAL LEASED PREMISES

DATED the 19th day of May, 2006

B E T W E E N :

KANATA RESEARCH PARK CORPORATION

OF THE FIRST PART

AND:

VeriChip Corporation (formerly INSTANTEL INC.)

OF THE SECOND PART

SECOND AMENDMENT TO LEASE